===============================================================================

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           Mikohn Gaming Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         MIKOHN GAMING CORPORATION
                              920 Pilot Road
                          Las Vegas, Nevada 89119



                             April 30, 2003

Dear Stockholder:

  You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Mikohn Gaming Corporation, which will be held at the MGM Grand Conference Center, 3799 Las Vegas Boulevard South, Las Vegas, Nevada on May 29, 2003 at 10:00 a.m. A sign in the lobby of the conference center will direct you to the meeting room. We hope that you will be able to attend the Annual Meeting in person and we look forward to seeing you.

  At the Annual Meeting, stockholders will elect two Class 2 directors to serve for terms of three years or until their successors are elected and qualified, and will act upon the other matters mentioned in the Notice of Annual Meeting and in the Proxy Statement accompanying this letter. We respectfully urge you to give your prompt attention to these matters.

  You may attend the meeting and vote your shares in person if you wish. If you intend to vote your shares in person, please see the last paragraph of the accompanying Notice of Annual Meeting of Stockholders regarding the proxy you will need to obtain if your shares are held in street name.

  Irrespective of whether you plan to attend in person, it is important that your shares be represented. We urge you to date, sign and return the enclosed proxy even if it is your present intention to attend the meeting and vote your shares in person because then your shares will be voted even if your plans change and you do not attend the meeting. Accordingly, after reviewing the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return the enclosed proxy in the postage paid envelope at your earliest convenience.



                                          Sincerely,



					  Russel H. McMeekin
                                          President & Chief Executive Officer

                         MIKOHN GAMING CORPORATION
                              920 Pilot Road
                          Las Vegas, Nevada 89119

                              (702) 896-3890

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, May 29, 2003

  The 2003 Annual Meeting of Stockholders of Mikohn Gaming Corporation, a Nevada corporation, will be held at the MGM Grand Conference Center, 3799 Las Vegas Boulevard South, Las Vegas, Nevada, on Thursday, May 29, 2003 commencing at 10:00 a.m. A sign in the lobby of the conference center will direct you to the room in which our meeting will be held.

We will consider the following matters:

  1. The election of two Class 2 directors to hold office until the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified;

  2. Amending the Employee Stock Option Plan in certain respects as set forth in the proxy statement;

  3. Amending the Director Stock Option Plan in certain respects as set forth in the proxy statement;

  4. Approving the Employee Stock Incentive Plan as set forth in the proxy statement; and

  5. Acting upon such other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

  Only stockholders of record on our books at the close of business on March 31, 2003 are entitled to vote at the annual meeting and any adjournment or postponement of the meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU HOLD. IRRESPECTIVE OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

  You may attend the annual meeting and vote your shares in person even if we have already received your signed proxy at the date of the meeting. However, if your shares are held in the name of your stockbroker or another nominee and you decide to vote your shares in person, you must get a proxy signed by your nominee and bring it with you to the meeting.



                                        By Order of the Board of Directors



                                        Michael F. Dreitzer
                                        Assistant Secretary
Las Vegas, Nevada
April 30, 2003

                         MIKOHN GAMING CORPORATION
                              920 Pilot Road
                          Las Vegas, Nevada 89119
                              (702) 896-3890

                              PROXY STATEMENT
                              APRIL 30, 2003

                      ANNUAL MEETING OF STOCKHOLDERS
                          Thursday, May 29, 2003

  This proxy statement and the accompanying proxy card are first being mailed on or about April 30, 2003, to all holders of record of our common stock as of the close of business on March 31, 2003. This proxy statement contains information related to the 2003 annual meeting of stockholders of Mikohn Gaming Corporation to be held on Thursday, May 29, 2003, beginning at 10:00 a.m., at the MGM Grand Conference Center, 3799 Las Vegas Boulevard South, Las Vegas, Nevada.

                           ABOUT THE MEETING

What is the purpose of the annual meeting?
  At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement. In addition, management will report on our performance during fiscal 2002 and respond to questions from shareholders.

Who is entitled to vote at the meeting?
  Only shareholders of record at the close of business on March 31, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

  A list of shareholders entitled to vote at the annual meeting will be available at our offices, 920 Pilot Road, Las Vegas, Nevada 89119, for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any stockholder.

What are the voting rights of the holders of Mikohn common stock?
  Holders of our common stock will vote as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of our common stock will be entitled to one vote on each matter.

Who can attend the meeting?
  All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?
  The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 12,890,385 shares of our common stock, not including 194,913 treasury shares, were outstanding. Treasury shares may not be voted nor counted for any purpose at the annual meeting.

  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?
  If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. In the absence of any contrary instructions, shares represented by signed and otherwise valid proxies will be voted for the election of the nominees for directors named on the proxy and in the discretion of the named and acting proxy with respect to any other matter properly presentedfor consideration at the annual meeting.

Can I change my vote after I return my proxy card?
  Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?
  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board's recommendation is set forth together with the description of each item in this proxy statement. In summary, our board recommends a vote for election of the nominated directors, for approval of the proposed amendments to the Employee Stock Option Plan and the Directors Stock Option Plan and for approval of the proposed Employee Stock Incentive Plan.

  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?
  Election of Directors. The two candidates for director who receive the most votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

  If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

  Our common stock is quoted on the Nasdaq National Market under the symbol "MIKN".

How do the directors and executive officers intend to vote their shares?
  Our current directors and executive officers collectively own beneficially and/or have voting power with respect to approximately 19.9% percent of our outstanding common stock. They have informed us that they intend to vote their shares FOR the two Class 2 candidates for director named below, FOR the approval of the proposed amendments to the Employee Stock Option Plan, FOR the approval of the proposed amendments to the Director Stock Option Plan, FOR the approval of the proposed Employee Stock Incentive Plan, and according to their best judgment as to any other matter properly brought before the meeting.

AGENDA ITEM NO. 1

ELECTION OF DIRECTORS

  Our board of directors is comprised of four directors divided among three classes, as follows:

  Class 1 - The Class 1 director is Peter G. Boynton. He is serving a three-year term scheduled to expire at our 2005 annual meeting.

  Class 2 - The Class 2 directors are James E. Meyer and Douglas M. Todoroff.
            They are serving terms that expire at our 2003 annual meeting and are up for re-election at the 2003 annual meeting to serve three-year terms scheduled to expire at our 2006 annual meeting.

  Class 3 - The Class 3 director is Terrance W. Oliver. He is serving a three-year term scheduled to expire at our 2004 annual meeting.

  At the annual meeting on May 29, 2003, only the Class 2 directors - Messrs. Meyer and Todoroff will stand for election.

  Except in cases of death, disability or resignation, directors serve until the end of their nominal terms or until their respective successors are elected and qualified, whichever is later.

  Our board of directors recommends a vote for each of the Class 2 directors nominated. Should a vacancy occur prior to the annual meeting for any reason (none is anticipated), the named proxy will vote for a substitute nominee designated by our board of directors.

Following is a list of our current directors and executive officers:


Name                          Age        Position
-------------                 ---        ---------------------
Peter G. Boynton (1)(2)        59        Director and Chairman of the Board and
                                         Audit Committee
Douglas M. Todoroff (1)(2)     56        Director and Chairman of Compensation
                                         Committee
Terrance W. Oliver (1)         53        Director
James E. Meyer (2)	       48        Director
Russel H. McMeekin             37        President and Chief Executive Officer
John M. Garner                 43        Executive Vice President, Chief Financial
                                         Officer and Treasurer
Dennis A. Garcia               57        Executive Vice President - Sales
Robert J. Parente              42        Vice President and General Manager Worldwide
Olaf Vancura                   36        Vice President - Games Development
Michael Dreitzer               31        Vice President - Business Development and
                                         Compliance

(1)	Member of the audit committee.

(2)	Member of the compensation committee.


Nominees for Election to a Three-Year Term Ending at Our 2006 Annual Meeting

  Douglas M. Todoroff has served as a director of Mikohn since December 1993. He has been president of Mercier Management Company since November 1993, was senior vice president-manager of commercial lending with Bank of America Nevada from 1992 to 1993 and was executive vice president and senior credit officer of its predecessor, Valley Bank of Nevada, from 1981 to 1992. He is chairman of the compensation committee and a member of the audit committee of our board of directors.

  James E. Meyer has served as a director since February 1999. Mr. Meyer is currently president of Aegis Ventures, Incorporated, a consulting firm that provides general management services to a variety of clients, and also special advisor to the Chairman of Thomson Multimedia. From January 1997 through December 2001, Mr. Meyer served as senior executive vice president of Thomson

Consumer Electronics, the world's fourth largest manufacturer of consumer electronic products. Mr. Meyer served Thomson and its predecessor, General Electric Company, in numerous and successively more responsible capacities since 1985. He is also a director of Gemstar Development Corporation (NASDAQ:GMST) located in Pasadena, California and OpenGlobe, a privately held software company, located in Indianapolis, Indiana. Mr. Meyer is a member of the compensation committee of our board of directors.

Directors Continuing in Office Until the 2004 Annual Meeting

  Terrance W. Oliver has been a director of Mikohn since 1988, and served as chairman of our board of directors from 1988 to September 1993. Mr. Oliver served in various executive capacities at nine casino properties from 1973 to 1996, when he retired as chief operating officer of Fitzgeralds Gaming Corporation. He currently serves on the board of managers of Peninsula Gaming Partners, LLC, which operates the Diamond Jo Casino in Dubuque, Iowa. Because of Mr. Oliver's extensive experience in casino management, in 1996 we retained him as a consultant to assist in new product development. Mr. Oliver serves as a member of the audit committee of our board of directors.

Directors Continuing in Office Until the 2005 Annual Meeting

  Peter G. Boynton was appointed on June 5, 2002, to fill a Class 1 vacancy on our board of directors. From 1979, Mr. Boynton served in successively more responsible capacities at Caesars Atlantic City and Caesars World, Inc., retiring as chairman and chief executive officer of Caesars World, Inc. in January 2000. He is chairman of the board of directors, having assumed that role in March 2003. Mr. Boynton is also chairman of the audit committee and a member of the compensation committee of our board of directors.

Retiring Directors

  John K. Campbell served as a director of Mikohn from December 1993 to June 2002 when he retired from our board. From 1986 until February 1995, Mr. Campbell served as a director of Sahara Gaming Corporation (formerly Sahara Resorts) and of various Sahara subsidiary corporations. He is treasurer of Sportco Sporting Goods, Inc., a retail sporting goods store. Mr. Campbell was self-employed as a consultant from 1986 to 1989 and was vice president/finance and treasurer of the MGM Grand Hotel from 1972 until 1986. He served as chairman of the audit committee and as a member of the compensation committee of our board of directors until his retirement in June 2002.

  David J. Thompson served as chairman of our board of directors until March 2003 when he retired. He served as chief executive officer of Mikohn from 1988 to August 2002. He served as the company's chief financial officer from 1988 to September 1993 and from August 1995 to June 1996. From 1977 to 1988, Mr. Thompson was in private practice as a certified public accountant in Reno and Las Vegas, Nevada, serving a number of clients involved in the gaming industry. From 1973 to 1976, Mr. Thompson served as a consultant to various gaming industry clients in Las Vegas and Reno. He was an executive with Harrah's (predecessor to Harrah's Entertainment, Inc.) from 1969 to 1973.

  Dennis A. Garcia served as a director from December 1993 to March 2003 when he retired from our board, and was our vice president - sales, Casino Signs Division, from November 1993 to 1996. From 1996 to 2000, Mr. Garcia served as executive vice president - proprietary games. Since 2000, he has served as executive vice president - sales. From 1985 until joining Mikohn in 1993, Mr. Garcia was president and director of sales of Casino Signs North, Inc., and from 1990 until joining Mikohn, he also was president of A&D Sign Manufacturing, Inc. Both Casino Signs North and A&D Sign Manufacturing served as distributors of our products and were merged into Mikohn in November 1993. Mr. Garcia was a founder of both Casino Signs North and A&D Sign Manufacturing and served as a director of both corporations from their inception.

   Bruce E. Peterson served as a director of Mikohn from December 1993 to March 2003 when he retired from our board, and was vice president - production from November 1993 (executive vice president from March 1996) until his retirement as an officer effective December 31, 1996. Prior to joining Mikohn, Mr. Peterson was president and a director of Peterson Sign Art, Inc. and a general partner of its predecessor since 1979. Peterson Sign Art, Inc. was a distributor of our products and was merged into Mikohn in November 1993.

Executive Officers

  Biographical information on our executive officers who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. All executive officers serve at the pleasure of our board of directors; however, we have an employment contract with each of them, and we would incur certain financial penalties should we terminate any such employment contract without good cause.

  Russel H. McMeekin joined Mikohn in August 2002 as president and chief executive officer. From 2001 to August 2002, he served as chief executive officer and president of ViaFone, Inc., a private venture-funded wireless enterprise software company. From 1992 to 2001, Mr. McMeekin worked at Honeywell International in various capacities including president of e-business and president and general manager of Honeywell's Hi-Spec Solutions business unit. From 1989 to 1992, he served as director of international business operations for SACDA, Inc., a process simulation software company.

  John M. Garner joined Mikohn in July 2001 as director of finance. Since August 2002, he has served as our executive vice president, chief financial officer and treasurer. From 1998 to 2001, Mr. Garner served as treasurer and chief financial officer of Paul-Son Gaming Corp. From 1996 to 1998, Mr. Garner was Corporate Controller of Alliance Gaming Corp. From December 1994 to September 1996, Mr. Garner was vice president finance, and from 1989 to 1994 he was controller, of Bally Gaming, Inc. Prior to joining Bally Gaming, Inc., Mr. Garner was an audit manager in the Reno, Nevada office of the accounting firm of Ernst & Young LLP.

  Robert J. Parente has served as an executive director of Mikohn from July 1996 to March 1999, as vice president - North American sales from March 1999 to August 2002 and vice president and general manager worldwide from August 2002 to present. Prior to his employment with us, he was an executive with three California high-tech companies, which were extensively involved in embedded and game development systems. In 1996, he served as the president of Infusion Technology, Inc., held the position of vice president/general manager for EXP Computer, Inc. from 1991 to 1995 and served as director of sales and marketing for ZAX Corporation from 1986 to 1991. He served from 1984 to 1986 as the regional applications engineer and district sales manager for Computer Automation in Natick, Massachusetts and from 1983 to 1984 was employed as an electrical design engineer for GTE Corporation in Needham Heights, Massachusetts.

  Olaf Vancura joined the Company in 1997 as director of gaming products and has served as vice president - games development since 2001. He received his Ph.D. in physics from the Johns Hopkins University. Subsequently, he joined the Harvard-Smithsonian Center for Astrophysics and for several years thereafter, developed and taught the Casino Gambling curriculum at Tufts University. Dr. Vancura is the author of several books on gaming and is the chief architect of Mikohn's strategy-based Yahtzee(r) and Battleship(r) lines of slot machines as well as the trivia-based Ripley's Believe It or Not!(r) Adventures in Trivia(tm)game.

  Michael F. Dreitzer has served as vice president of business development and compliance since November 2002. In March 2003, in addition to his current duties, Mr. Dreitzer was named acting general counsel. From 1999 to 2002, he served as the Company's associate general counsel and chief compliance officer. From 1996 to 1999, Mr. Dreitzer worked as a deputy attorney general for the state of Nevada, assigned first to the human resources division and subsequently to the gaming division. He is admitted to practice law in Nevada and Maryland.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Our board of directors held seven meetings in 2002. All directors attended all meetings except two meetings where Mr. Meyer was absent. Other business was handled from time to time by unanimous written consent.

  Our board of directors has an audit committee and a compensation committee. We do not have a nominating committee. Committee members are appointed by the full board of directors. Messrs. Boynton, Todoroff and Oliver are members of the audit committee. Messrs. Todoroff, Boynton and Meyer are members of the compensation committee. All of the members of the audit and compensation committees are outside directors.

  The audit committee, chaired by Mr. Boynton, is charged with reviewing our audited financial statements and making recommendations to the full board of directors on matters concerning our audits, the selection of our independent public accountants and such other matters relating to our financial and accounting affairs as the audit committee may in its discretion choose to address. The audit committee met six times during 2002 and all members attended all meetings.

  The compensation committee, chaired by Mr. Todoroff, is responsible for monitoring the performance of our executive officers, approving salaries, bonuses and other compensation for our executive officers, and administering our stock option plans. The compensation committee met four times during 2002 and both members attended all meetings. Routine matters were handled on occasion by unanimous written consent.

  In August 2002, the board created an executive committee chaired by Mr. Oliver. The other members of the committee are Messrs. Todoroff, Meyer and Boynton. The executive committee, which meets monthly, is charged with the responsibility of overseeing, monitoring and evaluating management and assisting management is setting strategic and performance objectives. The executive committee was dissolved at the March 26, 2003 board meeting.

  Each director who is not one of our employees receives a monthly stipend of $1,000, a fee of $2,000 for each board and board committee meeting attended and reimbursement for reasonable expenses. Audit and compensation committee chairs each receive an additional $1,000 per meeting of those committees. In addition, each non-employee director receives each year, immediately following the annual meeting, a ten year option (vesting as to one-third of the optioned shares, cumulatively, on each of the first three anniversaries of each grant) to purchase at 100% of the fair market value at the date of grant 5,000 shares of our common stock plus 1,000 shares for each year he has served as a director. Directors who are not employees may participate in our executive medical plan. Directors who are employees do not receive additional compensation for their services as directors.

Compensation Committee Interlocks and Insider Participation

  The membership of the compensation committee of our board of directors consists of Messrs. Todoroff, Boynton and Meyer. No member of the compensation committee is now or ever was an officer or employee of Mikohn. Mr. Meyer was elected a member of the compensation committee at the March 26, 2003 board meeting. There were no interlocks or other relationships requiring disclosure under applicable SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities and Exchange Act of 1934 requires our officers, our directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers. Officers, directors and greater than ten percent beneficial holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of the forms furnished to us and written representations that no other reports were required, we believe that during fiscal year 2002 all our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

                           AUDIT COMMITTEE REPORT

  The board of directors of Mikohn is committed to the accuracy and integrity of its financial reporting. The audit committee takes an involved and active role in delivering on this commitment.

  The audit committee provides independent objective oversight of Mikohn's accounting functions and internal controls. The audit committee is composed solely of independent directors (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). It acts under a written charter first adopted and approved by the board of directors in May 2000. In November 2002, in response to the passage of the Sarbanes-Oxley Act of 2002, a new charter was adopted. A copy of the new charter is attached to this proxy statement as Appendix A.

  The audit committee evaluates and recommends to the board an accounting firm to be engaged as Mikohn's independent auditors, who report directly to the audit committee. Additionally, and as appropriate, the audit committee reviews and evaluates, and discusses and consults with Mikohn management, Mikohn internal audit personnel and the independent auditors about the following:

  * The plan for, and the independent auditors' report on, each audit of Mikohn's financial statements;
  * Mikohn's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;
  * Changes in Mikohn's accounting practices, principles, controls or methodologies, or in Mikohn's financial statements;
  *  Significant developments in accounting rules;
  * The adequacy of Mikohn's internal accounting controls, and accounting, financial and auditing personnel and
  * The establishment and maintenance of an environment at Mikohn that promotes ethical behavior.

  The audit committee recommends to the board of directors that Mikohn's financial statements be included in Mikohn's annual report. The audit committee took a number of steps in making this recommendation for 2002:

  * First, the audit committee discussed with Mikohn's internal and independent auditors the overall scope and plans for their respective audits;
  * Second, the audit committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Mikohn's internal controls and the overall quality of Mikohn's financial reporting.
  * Third, the audit committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements;
  * Fourth, the audit committee reviewed with the independent auditors their judgements as to the quality, not just the acceptability, of Mikohn's accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America; and
  * Finally, the audit committee discussed with the independent auditors the auditors' independence from management and Mikohn, including the matters in the written disclosures required by the Independence Standards Board and all communications required by SAS No. 61, and considered the compatibility of non-audit services with the auditors' independence.

  Based on the discussions with BDO Seidman, LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the audit committee, the audit committee recommended to the board of directors that the financial statements be included in Mikohn's 2002 Annual Report on Form 10-K.

                                            Audit Committee

                                            Peter G. Boynton, Chairman
                                            Douglas M. Todoroff, Member
                                            Terrance W. Oliver, Member

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

  The Summary Compensation Table below sets forth for the fiscal years ended December 31, 2002, 2001 and 2000 information regarding compensation paid to our chief executive officer and each of our four other most highly compensated executive officers in fiscal 2002.

                           Summary Compensation Table

                                                                                    Long-Term
                                                 Annual Compensation               Compensation
                                              ---------------------------            Awards /
                                                                        Other       Number of
                                                                        Annual       Shares       All Other
                                                                     Compensation   Underlying   Compensation
Name and Principal Position	 Year   Salary($)(1)   Bonus($)(1)   	($)(2)      Options (3)	    ($)(4)
---------------------------      ----   -----------    ----------       ------      ----------      ------
David J. Thompson (5)	         2002	  289,832	     -		63,560		    -      3,133,616
 Chairman, President and CEO	 2001	  423,475       150,617	(6)	32,095	       90,000         27,164
                                 2000	  403,861	219,222		35,564	       80,000	      27,287

Russel H. McMeekin (7)	         2002	  253,077	80,000	(8)	 5,066	      200,000	      25,000
  President and CEO	         2001		-	     -		     -	            -              -
	                         2000		-	     -		     -              -              -

Charles H. McCrea, Jr. (10)	 2002	  342,641	     -		32,765	            -         17,750
  Executive Vice President	 2001	  322,641	50,715	(8)	19,449	       45,000	      17,700
  General Counsel and Secretary	 2000	  303,025	50,000		39,714	       40,000	      17,400

Dennis A. Garcia	         2002	  280,000	     -		20,599		    -          1,503
  Executive Vice President - 	 2001	  280,000	     -		20,603	       20,000	       1,499
  Sales	                         2000	  279,615	     -		20,033		    -          1,471

Robert J. Parente	         2002	  226,058	71,249	(8)	12,772	       10,000	       1,178
  Vice President -	         2001	  217,744	53,334		 9,624	       20,000	       1,975
  General Manager Worldwide	 2000	  184,163	     -		10,730		    -          2,550

Olaf Vancura                     2002	  174,327	     -	(9)	27,636		    -        805,799
  Vice President -               2001	  200,866	     -	(9)	15,077	       50,000	     610,882
  Games Development	         2000	  192,769	     -	(9)	 3,763		    -         56,040


(1) The amounts in the salary and bonus columns include gross compensation earned for each named executive for each year shown. The amounts in the salary column (a) include commissions and (b) exclude the bonuses shown in the bonus column.

(2) The amounts in the other annual compensation columns include (a) certain personal benefits such as automobile allowances, memberships and dues in various organizations and family medical expenses, and (b) matching contributions under the Employee Investment Plan.

(3) We have never granted stock appreciation rights (SARs). The stock options granted were granted at an exercise price equal to the fair market value of the shares on the date the grant was made.

(4) Amounts in the "all other compensation" column represent the employer contributions under our 401(k) plan and royalties paid to Dr. Vancura. They also include severance payments paid and payable to Mr. Thompson, more particularly described in note (5) below. These amounts are not included in any other column. It also includes severance payments paid and payable to Mr. Thompson, more particularly described in note (5) below. These amounts are not included in any other column.

(5) On August 16, 2002, the Company and Mr. Thompson entered into an agreement providing for the termination of his employment ("Post Employment Agreement"). Under Mr. Thompson's existing employment agreement, he was entitled upon termination to a lump sum cash payment of $3,106,849, less $284,077 in outstanding loans and advances. In lieu of that payment, the Post Employment Agreement provides for total payments to Mr. Thompson over a two-year period of $2,817,212. The sum of $1,087,397 was paid upon execution of the Post Employment Agreement; the sum of $592,421 was due on April 1, 2003; and the balance was payable in 24 monthly payments of $47,391 each. The amounts owed Mr. Thompson were paid in full on March 20, 2003. The Post Employment Agreement also (1) granted Mr. Thompson an option to purchase 100,000 restricted shares of common stock at a price of $1.571485 per share exercisable on or before August 30, 2002, which Mr. Thompson timely exercised, (2) affirmed that his existing 350,000 stock options issued under the Employee Stock Option Plan were fully vested and would remain exercisable in accordance with their terms, and
(3) extended coverage to Mr. Thompson and his family under the Company's executive medical plan through December 31, 2006.

(6) Under the terms of our employment agreement with Mr. Thompson prior to the termination of his employment in August 2002, he received a bonus calculated at 5% of net pre-tax income multiplied by a fraction, the numerator of which is 9,802,611 and the denominator of which is the weighted average number of shares of common stock and common stock equivalents outstanding. In 2000, Mr. Thompson earned and was paid bonuses totaling $219,222 through the first three quarters. In the fourth quarter, we incurred an operating loss and charges of approximately $17.0 million in connection with the strategic repositioning of our business. Based on the fourth quarter results, Mr. Thompson voluntarily recommended that any future bonuses he earned be offset by the bonuses he received in 2000. Mr. Thompson earned bonuses of $150,617 in 2001 that were not paid to him but were offset by the bonuses he received in 2000.

(7) Mr. McMeekin was appointed president and CEO in August 2002.

(8) Discretionary bonus award based on job performance.

(9) Dr. Vancura's compensation includes advance royalties of $30,000.

(10) Mr. McCrea was terminated for good cause (as defined in his employment agreement) on March 14, 2003.


Employment Agreements and Change in Control Arrangements

  David J. Thompson. In August 2002, Mr. Thompson and the Company entered into an agreement providing for the termination of Mr. Thompson's employment. The material terms of that agreement are set forth in note (4) to the Summary Compensation Table above. In November 2001, we and Mr. Thompson entered into an amendment to his 1988 employment agreement extending it through December 31, 2006 and providing for a base salary of $435,000 for 2002, increasing by $20,000 in each succeeding year. The agreement also provided a quarterly bonus equal to 5% of net pretax income (but in no case greater than $1,000,000 annually), multiplied by a fraction the numerator of which is 9,802,611 and the denominator of which is the weighted average number of shares of common stock and common stock equivalents outstanding for such year as reflected in our audited financial statements. Upon termination of the employment agreement without good cause (as defined in his employment agreement), he was entitled to a lump-sum cash termination payment equal to any unpaid base salary through the end of 2006 plus $1,000,000, and his stock option rights would remain in full force and effect.

  Russel H. McMeekin. We have an employment agreement with Mr. McMeekin extending through August 15, 2005 providing for a base annual salary of $400,000 in 2002 and increasing by $20,000 in each succeeding year. In the event Mr. McMeekin is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum cash termination payment equal to any unpaid base salary through August 15, 2005 and his stock option rights will remain in full force and effect. Mr. McMeekin is also eligible for discretionary incentive compensation as established by the board of directors.

  Charles H. McCrea, Jr. We had an employment agreement with Mr. McCrea, which extended through 2006. His base annual salary increased to $355,000 on January 1, 2003. Mr. McCrea was terminated for good cause (as defined in his employment agreement) on March 14, 2003, and as such no termination payments were made under his employment agreement.

  John M. Garner. We have an employment agreement with Mr. Garner extending through August 15, 2005 providing for a base annual salary of $215,000 in 2003. In the event Mr. Garner is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum cash termination payment equal to any unpaid base salary through August 15, 2005 and his stock option rights will remain in full force and effect. Mr. Garner is also eligible for discretionary incentive compensation as established by the board of directors.

  Dennis A. Garcia. We have an employment agreement with Mr. Garcia extending to December 31, 2006, under which he receives a base annual salary of $160,000, plus a non-refundable draw against sales commissions of $120,000, plus commissions (paid quarterly after the draw is exhausted) that vary by product and sales volume. Mr. Garcia is also entitled to bonuses based on performance. Assuming business plan objectives are fully met, his target bonus is 65% of his base annual salary. In the event Mr. Garcia is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum cash termination payment equal to any unpaid base salary through the end of 2006 and his stock option rights will remain in full force and effect.

  Robert J. Parente. We have an employment agreement with Mr. Parente, which extends to July 28, 2005 and provides for a base salary of $240,000. In the event Mr. Parente is terminated without good cause (as defined in his employment agreement), he will be entitled to a lump-sum cash termination payment equal to any unpaid base salary through July 28, 2005. Mr. Parente is also eligible for discretionary incentive compensation as established by the board of directors.

  Olaf Vancura. Our employment agreement with Dr. Vancura provides for a base salary of $145,000 annually plus advance royalties of $30,000. Royalties are calculated as a percentage of gross profits earned from games and/or inventions that he develops. In 2002, Dr. Vancura was paid $788,049 in such royalties.
In the event Dr. Vancura is terminated without good cause (as defined in the employment agreement), he will be entitled to a lump-sum cash termination payment equal to his base annual salary. Upon the termination of our employment agreement with Dr. Vancura for any reason, he will be entitled to continue receiving the royalties provided therein, so long as games and/or inventions to which they are attributable are in use.

  Michael F. Dreitzer. We have an employment agreement with Mr. Dreitzer extending through April 26, 2005 providing for a base annual salary of $180,000 in 2003. In the event Mr. Dreitzer is terminated without good cause (as defined in his employment agreement), he will be entitled to a cash termination payment equal to his base annual salary as of the date of termination and his stock option rights will become fully vested. Mr. Dreitzer is also eligible for discretionary incentive compensation as established by the board of directors.

  All of the named executive officers are prohibited by their employment contracts from competing with us following termination of employment for variousperiods, the longest of which is two years. The employment agreements with Messrs. Garcia, Parente and Vancura, provide that their employment agreements will not be prematurely terminated by any merger, consolidation,
asset sale, dissolution or change in ownership of Mikohn.   In the event of
(1) a merger or consolidation in which we are not the surviving corporation,
(2) a transfer of all or substantially all of our assets, (3) a dissolution, or (4) a change in ourboard composition in which Messrs. Thompson, Garcia, Peterson and Oliver no longer comprise a majority of our board, then Mr. Garcia will not be bound by hiscovenant not to compete.

              STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS IN 2002

  The table below sets forth the grants of stock options under our employee plan to each executive officer named in the summary compensation table during the fiscal year ended December 31, 2002. The amounts shown for the named executive officers as potential realizable values of their respective options are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the per share exercise prices of the optioned shares during the full terms of the options. No gain in the value of the optioned shares is possible without a corresponding increase in the stock price that will benefit all stockholders in proportion to their holdings. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, are dependent upon the future performance of our common stock. Potentially realizable values may not be achieved.

                         Option / SAR Grants in Fiscal 2002
                                  Individual Grants

                                                                                   Potential
                                                                                   Realizable Value
                                                                                   (Net of Cost) at
                                       % of Total                                  Assumed Annual
                         Number of     Options                                     Rates of Stock
                         Shares        Granted to                                  Price Appreciation
                         Underlying    Employees in    Exercise                    for Option Term
                         Options       Fiscal          Price         Expiration    -----------------
Name                     Granted       Year(1)         $/Share(2)    Date             5%           10%
-------------            ---------     -------          -------        ------        ----         ----
Russel H. McMeekin (3)    200,000       51.48%           $4.75       06/05/2012    $598,000    $1,514,000
Robert J. Parente (3)      10,000        2.57%           $7.44       02/12/2012     $46,800      $118,600


(1) Options granted under our employee stock option plan to all grantees totaled 388,500 in 2002.

(2) The exercise price is the fair market value of our common stock on the date of the grant.

(3) Incentive options.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                    EXECUTIVE COMPENSATION AND STOCK OPTIONS

Introduction

  It is the responsibility of the compensation committee to establish and review Mikohn's executive compensation plans, programs and policies, to administer Mikohn's stock option plan, to monitor the performance and compensation of executive officers and to make recommendations to the board of directors with respect to executive compensation. The compensation committee, established in January 1994, is comprised of Mr. Todoroff, who is chairman, Mr. Campbell until his retirement in June 2002, and Mr. Boynton, who replaced Mr. Campbell. Messrs. Todoroff, Campbell and Boynton are outside directors and have never served as officers or employees of Mikohn. The compensation committee met four times during 2002.

Compensation Policies

  The compensation committee has adopted certain principles and policies regarding compensation for executive officers and other key employees. Mikohn strives to offer competitive compensation opportunities for all employees based on each individual's contribution and performance. The compensation committee recognizes that a successful executive compensation policy must provide competitive levels of compensation that integrate pay with personal and company performance, reward excellence, recognize individual initiative and achievement and assist Mikohn in attracting and retaining qualified executives. The compensation committee believes that an executive compensation program should include three primary elements:

  *  Annual base salary;
  *  Annual incentive compensation and
  *  Long-term incentive compensation.

  The last category is particularly important for executive officers who are not large stockholders.

Certain Agreements

  The compensation arrangements for each of the executive officers named in the Summary Compensation Table are subject to employment agreements. Mr. Thompson's original employment agreement was entered into prior to, and disclosed in connection with, Mikohn's initial public offering in November 1993, and pre-dated the creation of the compensation committee. Details of individual employment agreements between Mikohn and each of the named executive officers are set forth in the Proxy Statement under "Executive Compensation and Other Information - Employment Agreements and Change in Control Arrangements".

  The principal role of the compensation committee in connection with discretionary incentive compensation payable to all executive officers is to monitor performance and measure it against Mikohn's performance. The principal criteria for discretionary incentive compensation may include EBITDA (earnings before income taxes, depreciation and amortization), net income and/or free cash flow. The compensation committee is satisfied that Mikohn's employment agreements with its executive officers provide them with base compensation that is not excessive plus ample incentive to achieve, to Mikohn's and their mutual benefit.

  The compensation committee has not established a policy with respect to qualifying compensation paid to Mikohn's executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, because there has been no need for such a policy and no immediate need is seen. Mikohn has advised the compensation committee that it believes all compensation payable under the existing employment agreements with executive officers will qualify for deduction under such Section.

                                         Compensation Committee

                                         Douglas M. Todoroff, Chairman
                                         Peter G. Boynton, Member
                                         James E. Meyer, Member

AGENDA ITEM NOS. 2 AND 3

                    AMENDING THE COMPANY'S STOCK OPTION PLANS

  On November 6, 1993, we adopted two stock option plans to which authorized but unissued shares of our common stock are allocated. There is an Employee Stock Option Plan (the "Employee Plan") under which stock options are issued to officers, employees and certain other persons. To date, 2,900,000 shares of our common stock have been allocated to the Employee Plan. There is also a Director Stock Option Plan (the "Director Plan") under which stock options are granted only to non-employee directors, all of whom are ineligible to receive grants of stock options under the Employee Plan. To date, 300,000 shares of our common stock have been allocated to the Director Plan.

  Both Plans by their terms will expire on November 6, 2003 unless extended.

Description of the Employee Plan

  Eligible Participants. Options to purchase shares of our common stock may be granted under the Employee Plan to officers, including officers who are directors (but not to non-officer directors, who are covered by the Director
Plan), to other key employees, and to other persons who have a Relationship (as defined in the Employee Plan) with us. At December 31, 2002, there were approximately 110 persons holding options granted under the Employee Plan.

  Classes of Options. Options granted under the Employee Plan may either be incentive options that meet the requirements of Section 422 of the Internal Revenue Code of 1986 or non-qualified options that do not satisfy such requirements.

  Administration. The Employee Plan is administered by the board's compensation committee, which is comprised of outside directors who are not, and never have been, officers or employees of Mikohn. The compensation committee determines and recommends, subject to approval by the full board, eligible persons to whom grants are to be made, the number of shares to be covered by each grant and other terms and conditions including the date or dates of exercise (which cannot be more than ten years from the date the option is granted).

  Exercise Prices. The exercise price of incentive options may not be less than 100% of the fair market value of our common stock on the date of the grant (110% of the fair market value in the case of persons owning beneficially more than 10% of our outstanding common stock). The exercise price of non-qualified options may be set at such level as the board determines. The fair market value of a share of common stock on any relevant date is the closing selling price per share on that date as reported by the applicable market or exchange.

  Exercise Dates. Options are exercisable at such times and in such amounts as the compensation committee may specify, but are typically for ten years and vest at the rate of 20%, cumulatively, beginning on the first anniversary of the grant.

  Termination of Options Prior to Expiration. An option held by an optionee who terminates service normally remains exercisable only during any limited post-service period specified in the grant or the Employee Plan. The number of shares as to which an option is exercisable after cessation of service normally will not exceed the number of shares as to which it was exercisable on the date of cessation of service.

Description of Director Plan.

  Except as noted below, the provisions of the Director Plan are in all material respects the same as the provisions of the Employee Plan.

  Eligible Participants. The only persons eligible to receive options under the Director Plan are non-employee members of the board, of which there presently are four.

  Class of Options. Only non-qualified options may be granted under the Director Plan.

  Administration of the Plan. The Director Plan is administered by our board of directors.

  Terms of Grants Under Director Plan. The board has little discretion in determining the terms of grants made under the Director Plan. The Director Plan specifies the number of shares that may be optioned to each eligible director and the terms and exercise dates of the options, and these provisions cannot be changed without amending the Director Plan, which in turn requires shareholder approval. Each non-employee director receives (i) an option covering 5,000 shares upon election to the board, and (ii) in each succeeding calendar year at the adjournment of the annual meeting of stockholders, an additional option to purchase 5,000 shares plus 1,000 shares for each calendar year or portion thereof in which he or she shall have served as a non-employee member of the board. The exercise price of each share covered by an option granted under the Director Planmust be 100% of the fair market value of the common stock on the date the option is granted. All options are exercisable, cumulatively, at the rate of one-third of the number of shares optioned each year, commencing in respect of each grant on the first anniversary date of that grant.

  Termination of Options Prior to Expiration. Any unexpired option of an optionee who ceases to be a member of the board for any reason other than death or disability terminates at the earlier of 90 days after the date his or her directorship terminates or at the expiration date of the option. In case of an optionee's death or permanent disability, any unexercised options terminate at the earlier of one year after the date of such event or at the expiration date of the option.

Allocation of 600,000 Additional Shares to the Employee Plan and Extension of Its Term to November 6, 2013 (Agenda Item No. 2).

  Stockholders are urged to approve amending the Employee Plan to increase the total number of authorized but unissued shares of common stock allocated to it by 600,000 shares to a total of 3,500,000 shares and to extend the term of the Employee Plan by ten years to November 6, 2013. The board believes that it will be handicapped in recruiting, adequately motivating and retaining the talented personnel Mikohn requires for its success if it does not have an Employee Plan in place with sufficient shares available for options.

Allocation of 200,000 Additional Shares to the Director Plan and Extension of Its Term to November 6, 2013 (Agenda Item No. 3).

  Stockholders also are urged to approve amending the Director Plan to increase the total number of authorized but unissued shares of common stock to it by 200,000 shares to a total of 500,000 shares and to extend the term of the Plan by ten years to November 6, 2013. The number of shares currently available for grants under the Director Plan is insufficient to enable us to issue the director stock options we are obligated by the terms of the Director Plan to issue in the immediate future. The Director Plan is an important asset in enabling us to recruit outside directors who have the knowledge and experience to contribute materially to our success

AGENDA ITEM NO. 4

                      ADOPTION OF EMPLOYEE STOCK INCENTIVE PLAN

Description of the Employee Stock Incentive Plan

  Purpose. The purpose of the Employee Stock Incentive Plan ("ESI Plan") is to further the interests of the Company and its subsidiaries by encouraging and enabling selected employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through grants.

  Administration. The ESI Plan shall be administered by a committee of at least two directors appointed by the board of directors, all members of which must be independent directors.

  Number of Shares Subject to the Plan. The aggregate number of shares of common stock which may be issued under the ESI Plan will not exceed 500,000.

  Eligibility. Only employees of Mikohn and its subsidiaries will be eligible to participate in the ESI Plan.

  Term. The expiration date of any grant and all rights thereunder shall be determined by the committee. In the event the committee does not specify the expiration date of a grant, the expiration date shall be 10 years from the date on which the grant is made.

  Conditions on Vesting. All grants will include conditions on vesting and all shares subject to a grant will be forfeited unless the conditions are met within the term of the grant, which in no case shall exceed a period of ten years. Except as specified in the ESI Plan, the committee, in its discretion, shall determine the conditions on vesting; provided, however, at a minimum, those conditions must include the following:

  * On the date of grant and the date of vesting, the grantee must be an employee of the Mikohn or its subsidiaries.
  * One-third of the shares comprising a grant shall not vest until the fair market price of the Shares shall have exceeded 150% of the fair market price on the date of the grant for ten consecutive business days and a minimum period of one year shall have passed from the date of the grant.
  * One-third of the shares comprising a grant shall not vest until the fair market price of the shares shall have exceeded 200% of the fair market price on the date of the grant for ten consecutive business days and a minimum period of two years shall have passed from the date of the grant.
  * One-third of the shares comprising a grant shall not vest until the fair market price of the shares shall have exceeded 300% of the fair market price on the date of the grant for ten consecutive business days and a minimum period of three years shall have passed from the date of the grant.
  * Upon issuance and until shares granted under the ESI Plan become fully vested and non-forfeitable, they will be held in trust by us for the benefit of the grantee. When the shares become fully vested and non-forfeitable, they will be delivered to the grantee.
  * The fair market price on the date of any grant hereunder shall be at, or in excess of, $3.00 per share.

  Non-Transferability. Until the shares comprising a grant have become vested and non-forfeitable, no grant will be assignable or transferable by the grantee either voluntarily or by operation of law, except by will or the laws of descent and distribution.

  Privileges of Stock Ownership. No grantee shall have any of the rights or privileges of a stockholder with respect to any shares comprising a grant until the shares have become fully vested and non-forfeitable.

  Adjustments. If the number of outstanding shares of our common stock is increased or decreased, or if such shares are exchanged for a different number or kind of our shares or securities through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of common stock subject to the ESI Plan, the shares of common stock subject to grants and the aggregate number of shares of common stock granted to participants under the ESI Plan will be appropriately and proportionately adjusted by the committee.
No fractional shares of stock will be issued under the ESI Plan or in connection with any such adjustment. Upon our dissolution or liquidation or upon any reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon a sale of all or substantially all of our assets to another corporation or entity, all shares that are the subject of grants will become fully vested and non-forfeitable.

  Effective Date. The ESI Plan will become effective upon adoption by the board and approved by the stockholders. Shares may not be granted under the ESI Plan until such time as stockholders' approval is obtained.

Allocation of 500,000 Shares to the Employee Stock Incentive Plan (Agenda Item No. 4).

  Stockholders are urged to approve the proposed Employee Stock Incentive
Plan.

                         PERFORMANCE GRAPH AND TABLE

  The graph and table below provide a comparison of our cumulative total stockholder return (which includes only the price of our common stock because we have paid no dividends) with (i) Standard & Poor's 500 Composite Stock Index and
(ii) the industry manufacturing peer group set forth below. The date on which comparisons are made is December 31, 2002. The peer group includes companies that management selected because we believe they are comparable to us in the lines of business they are engaged in and because they include our principal competitors.

  This graph and table assume the investment of $100 on December 29, 1997 in our common stock and collectively, the common stocks of the companies comprising the peer group, with reinvestment of any dividends. The comparisons in the graph and table are based on historical data covering the performance of our common stock over the years shown. They are not intended to forecast, and we believe they are not indicative of, the future performance of our common stock.




                            [PERFORMANCE GRAPH]



                                          Index at
                 12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
                 --------  --------  --------  --------  --------  --------
Mikohn              100       54         72        42       112        41
S&P 500 Index       100      129        156       141       125        97
Peer Group          100       92         83       158       243       270

  Peer Group: The companies included in the peer group in addition to the Company are Acres Gaming Inc.; Alliance Gaming Corporation; GTECH Holdings Corp.; International Game Technology; Paul-Son Gaming Corp.; Scientific Games Corporation; Shuffle Master, Inc. and WMS Industries Inc.

  The disclosure contained under the headings "Audit Committee Report" and "Performance Graph and Table" is not incorporated by reference into any prior or future filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate by reference our filings or portions thereof, including this proxy statement.

                      CERTAIN RELATED PARTY TRANSACTIONS

  Transactions between us and our affiliates involving amounts of money in excess of $250,000, other than transactions entered into in the ordinary course of business on terms generally made available to third parties, are reviewed by our board of directors and passed upon by a majority of disinterested directors. We did not enter into any transactions of that type during 2002.

  In October 1997, the board of directors approved a stock purchase plan in which all directors and certain officers were eligible to participate. Under the program, each person who elected to participate purchased 20,000 shares of restricted common stock at the closing price on October 30, 1997, the day after the program was adopted by the board of directors. Each participant received a loan from us in the amount of the purchase price of the stock. Each loan was evidenced by a promissory note dated October 30, 1997 in the principal amount of $113,740 due October 30, 2002 bearing interest at the rate of 6.37% payable at maturity secured by a pledge of all 20,000 shares purchased. There were twelve participants in the original plan, including Messrs. McCrea and Peterson. In August 2000, Mr. McCrea assumed the loan of a former executive who had participated in the plan. By October 30, 2002, all loans under the plan had been paid or cancelled except the loan to Mr. McCrea, the loan he assumed and the loan to Mr. Peterson. On October 31, 2002, Messrs. McCrea and Peterson were notified by us that their loans were in default. At that time, the balance outstanding on Mr. McCrea's loans was $300,932 and the balance outstanding on Mr. Peterson's loan was $150,466. Both indicated that they did not have the financial ability to repay the loans in full and, on December 10, 2002, we foreclosed on the shares securing the loans at the fair market value of the shares on December 9, 2002. Through the foreclosure, Mr. McCrea's obligation was reduced by $125,960 leaving a balance due at December 31, 2002 of $176,932 and Mr. Peterson's obligation was reduced by $62,980 leaving a balance due at December 31, 2002 of $88,466.

  In 1997 with the approval of our board of directors, we made a loan to Mr. Thompson in the amount of $122,500. The loan was represented by a note in the identical amount maturing October 30, 2002, bearing interest at the rate of 6.37% payable at maturity and secured by a pledge of 20,000 shares of Mikohn common stock. The loan was paid in full in August 2002.

  On March 12, 2003, we reached an agreement with Mr. Peterson, pursuant to which the terms of the existing note, with a current principal and accrued interest balance of approximately $93,768, were extended until March 12, 2006, with monthly amortization in the amount of $2,889, and interest to accrue at a rate of 7.25% per annum. All shares issued pursuant to Mr. Peterson's stock options are security for the note. Under the agreement, Mr. Peterson shall continue to be eligible for health insurance benefits until November 30, 2004 and his existing stock options, as well as the options which would have been granted to Mr. Peterson in connection with our 2003 Annual Meeting, will continue to vest in accordance with their terms through May 2005.

  On March 13, 2003, we filed suit against Mr. McCrea for recovery of the outstanding loan balance plus interest. On April 7, 2003, Mr. McCrea filed a counterclaim against us in connection with his termination from Mikohn. The suit and counterclaim are pending in the Nevada District Court in Clark County, Nevada.

PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2003, by:

  * each person who is known by us to beneficially own more than five percent of our outstanding common stock,
  *  each of our directors,
  * each of the executive officers and former executive officers named in the summary compensation table and
  *  all executive officers and directors as a group.



                                                  Beneficial
                                                  Ownership of
                                                  Common Stock
                                                  ------------
Name of Beneficial Owner 	                Number	  Percent
---------------------------                     ------    -------
Delta Partners LLC
  One Financial Center, Suite 1600
  Boston, MA 02111	                      1,045,641	    7.6%
Bruce E. Peterson  (1)
  101 Lake Place
  Pierre, SD 57501	                        730,633	    5.3%

Directors and Named Executive Officers: (2)

Dennis A. Garcia  (3)	                      1,542,321	   11.2%
Terrance W. Oliver  (4)	                        773,584	    5.6%
James E. Meyer  (5)	                         21,334	      *
Douglas M. Todoroff  (6)	                 79,334	      *
Peter G. Boynton	                              0	      *
Russel H. McMeekin	                         22,688	      *
Robert J. Parente  (7) 	                         62,000	      *
Olaf Vancura (8)  	                        196,056	    1.4%
Charles H. McCrea Jr.
  2816 La Casita Avenue
  Las Vegas, NV 89120	                         32,970	      *
David J. Thompson  (9)
  35 Ventana Canyon Drive
  Las Vegas, NV 89113	                      1,271,194	    9.3%

All current directors and executive
  officers as a group (10 persons)  (10)      2,732,099    19.9%

  *  Less than 1%

(1) Total includes 60,333 shares that Mr. Peterson has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(2) The mailing address of each person named in this table is c/o Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, Nevada 89119, except as provided above.

(3) Total includes 72,000 shares that Mr. Garcia has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(4) Total includes 75,334 shares that Mr. Oliver has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options, 369,250 shares held of record by the Oliver Special Trust of which Mr. Oliver is sole trustee and beneficiary, and 291,100 shares held by the Oliver Charitable Remainder Unitrust, of which Mr. Oliver and his wife, Linda J. Oliver, are the only trustees.

(5) Total reported are the 21,334 shares that Mr. Meyer has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(6) Total includes 76,334 shares that Mr. Todoroff has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(7) Total reported are the 62,000 shares that Mr. Parente has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

(8) Total includes 102,500 shares that Dr. Vancura has the right to purchase within 60 days (regardless of exercise price) through the exercise of vested options.

(9) Total includes 350,000 shares that Mr. Thompson has the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options and 50,000 shares held in trusts for the benefit of Mr. Thompson's children and stepchildren. Mr. Thompson disclaims the beneficial ownership of shares held in his children's trusts.

(10) Includes 429,002 shares that the current directors and six executive officers who are not directors have the right to purchase within 60 days (regardless of exercise price) through exercise of vested stock options.

                             INDEPENDENT AUDITORS

  BDO Seidman, LLP served as our independent auditors for the audit of our financial statements for the year ended December 31, 2002 and has been engaged for 2003. Our board of directors has not proposed that any formal action be taken at the 2003 annual meeting with respect to the engagement of BDO Seidman, LLP as our independent auditors for the year 2003 because no action is required. Representatives of BDO Seidman, LLP will attend the 2003 annual meeting and be available to answer questions. They will have the opportunity to make a statement at the 2003 annual meeting if they desire.

  The report of BDO Seidman, LLP on our audited consolidated financial statements at December 31, 2002 and each of the three years then ended, included in our 2002 Annual Report on Form 10-K, contained no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope or accounting principles. The 2001 and 2000 financial statements were re-audited by BDO Seidman, LLP.

  In connection with its audits for 2000, 2001 and through May 15, 2002, the date of our change of independent accountants, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference thereto in its report on the financial statements of such years.

  The following table sets forth the aggregate fees paid and payable by us for accounting services during the fiscal years ended December 31, 2002 and 2001:



                                2002         2001
                               ------       ------
Audit Fees                   $401,000     $376,000
Audit-Related Fees (1)         58,000      404,000
Tax Fees                       32,000       66,000
All Other Fees (2)                  -       40,000
                             --------     --------
	Total                $491,000     $886,000
                             ========     ========

(1)  Represents primarily accounting advisory services.

(2) Represents primarily fees related to the preparation of directors and executive officers personal tax returns for the year ended December 31, 2001.

  The audit committee of the board of directors has considered whether the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining auditor independence and has determined they are compatible with maintaining auditor independence.

                                ANNUAL REPORT

  Our annual report for the fiscal year ended December 31, 2002 is being mailed contemporaneously with this proxy statement to stockholders of record at the close of business on March 31, 2003. We will provide a copy of our 2002 annual report to the Securities and Exchange Commission on Form 10-K upon receipt of a written request from any beneficial owner of our securities and reimbursement of our reasonable expenses. Such request should be addressed to Mikohn Gaming Corporation, 920 Pilot Road, Las Vegas, NV 89119, Attention: General Counsel.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

  Any of our eligible stockholders (as defined below) who wish to have a proposal considered for inclusion in our 2004 proxy solicitation material must set forth such proposal in writing and file it with our corporate secretary on or before 75 days prior to the anniversary of the date of the 2003 Annual Meeting (as presently noticed, March 15, 2004). Our board of directors will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals qualify for inclusion in the 2004 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least $1,000 in market value of securities entitled to be voted on the proposal at the 2004 Annual Meeting, who has held such securities for at least one year and who continues to own such securities throughthe date on which the 2004 Annual Meeting is held. We retain the discretion to vote proxies we receive with respect to proposals received after March 15, 2004,provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and
(2) the proponent does not issue a proxy statement.


                              SOLICITATION OF PROXIES

  The cost of this solicitation is borne by Mikohn. Proxies may be solicited by mail, telephone, telegraph, or personally by our directors, officers and regular employees, none of whom will receive any special compensation for these services. We will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses incurred in forwarding proxy materials to their principals.


                                  OTHER BUSINESS

  Our board of directors does not know of any other business that may be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote according to their discretion insofar as such proxies arenot limited to the contrary.


                                              By Order of the Board of Directors


                                              Michael F. Dreitzer
                                              Assistant Secretary


Las Vegas, Nevada
April 30, 2003

Appendix A


                              MIKOHN GAMING CORPORATION
                               AUDIT COMMITTEE CHARTER


A.  Name

  There shall be a committee of the Board which shall be called the Audit Committee.

B.  Purpose

  The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company's public accountants.

  The Audit Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the public accountants' qualifications and independence and (4)the performance of the Company's internal audit function and public accountants.

  The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

C.  Committee Membership and Meetings

  The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of the NASDAQ Stock Market and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Director's fees are the only compensation that an Audit Committee member may receive from the Company.

  The Board shall appoint the members of the Audit Committee annually. The members of the Audit Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Audit Committee. The
Board shall have the power at any time to change the membership of the Audit Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter or the by-laws of the Company or as otherwise provided by law or the rules of the NASDAQ Stock Market, the Audit Committee shall fix its own rules of procedure.

  The Audit Committee will hold at least four formal meetings per year. Meetings shall be scheduled to review and discuss the Company's Form 10-K and Forms 10-Q before they are filed with the Securities and Exchange Commission. Meetings may be called by any member of the Audit Committee at any time for any purpose within the scope of this Charter upon reasonable notice and may be conducted in person or telephonically.

D.  Committee Authority and Responsibilities

  The Audit Committee shall have the sole authority to appoint or replace the public accountants and shall approve all audit engagement fees and terms and all non-audit engagements with the public accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee. In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the public accounting firm shall report directly to the Audit Committee.

  The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall meet periodically with management, the internal auditors and the registered public accountants in separate executive sessions in furtherance of its purposes.

  The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

  The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

  In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions are some of the common recurring activities of the Audit Committee in carrying out its oversight responsibility:

 * Review and discuss with management and the public accountants the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company's form 10-K.

 * Review and discuss with management and the public accountants the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the registered public accountants' reviews of the quarterly financial statements to the extent applicable.

 * Review and discuss with management and the public accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the public accountants and the Company's response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the public accountants' activities or on access to requested information and management's response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (f) earnings press releases (paying particular attention to any use of "pro forma", or "adjusted" non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-basis) provided to analysts and rating agencies.

 * Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

 * Obtain and review a report from the public accountants at least annually regarding (a) the registered public accountants' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or per review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the public accountants and the Company. Evaluate the qualifications, performance and independence of the public accountants, including a review and evaluation of the lead partner of the registered public accountant and taking into account the opinions of management and the Company's internal auditors.

 * Ensure that the lead audit partner of the public accountants and the audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the public accountant firm itself.

 * Recommend to the Board policies for the Company's hiring of employees or former employees of the public accountants who were engaged on the Company's account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, controller, CFO or chief accounting officer to have participated in the Company's audit as an employee of the public accountants during the preceding one-year period).

 * Discuss with the public accountants any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

 * Discuss with management and the public accountants any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise).

 * Discuss with the public accountants the internal audit department and its audit plan, responsibilities, budgeted and staffing.

 * Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

 * Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

 * Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

 *  Ensure that the Company maintains an internal audit function.

E.  Limitations of Audit Committee's Roles

  While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the registered public accounts.

--------------------------------------------------------------------------------

PROXY                      MIKOHN GAMING CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                             THIRSDAY MAY 29, 2003

  The undersigned constitutes and appoints RUSSEL H. McMEEKIN, MICHAEL DREITZER and JOHN M. GARNER, Proxy, First Alternate Proxy and Second Alternate Proxy, respectively, to represent the undersigned and to vote all shares of Common Stock, $.10 par value, of Mikohn Gaming Corporation that the under signed would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 29, 2003, at the MGM Grand Conference Center, 3799 Las Vegas Boulevard South, Las Vegas, Nevada, and at any adjournment or postponement thereof. If the Proxy is unable to act, the authority conferred hereby shall devolve on the First Alternate Proxy, and if he also is unable to act, on the Second Alternate Proxy. All proxies will be voted as instructed, but in the absence of instruction on any particular matter, FOR Items 1, 2, 3, 4 and in the discretion of the Proxy or acting Alternate Proxy as to Item 5.

   1. Election of Directors

                   [_] FOR the Board of        [_] AGAINST all nominees listed
                       Directors nominees who      below
                       are listed below for
                       election as directors


   Nominees: Douglas M. Todoroff and James E. Meyer

   Instructions: To withhold authority to vote for any candidate, cross out that candidate's name above.

   2. Amending the Employee Stock Option Plan in certain respects as set forth in the proxy statement;

		    [_]  FOR         [_] AGAINST         [_] ABSTAIN

   3. Amending the Director Stock Option Plan in certain respects as set forth in the proxy statement;

		    [_]  FOR         [_] AGAINST         [_] ABSTAIN

   4. Approving the Employee Stock Incentive Plan as set forth in the proxy statement;

		    [_]  FOR         [_] AGAINST         [_] ABSTAIN

   5. In the discretion of the proxy holder, with respect to any other matter that may properly come before the 2003 Annual Meeting and any adjournment or postponement thereof. (The Board of Directors is not aware of any other matter that may properly be considered at the meeting.)

                   [_] VOTE          [_] DO NOT VOTE



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MIKOHN GAMING CORPORATION.

  Please date and sign exactly as your name or names appear hereon. If there are more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

                                              Dated: ___________________


                                               --------------------------------
                                                        Signature

                                               --------------------------------
                                                        Signature

           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------